EXHIBIT 10.62

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 14th day of November, 2011 by WEBMEDIABRANDS INC., a Delaware corporation (“Borrower”), in favor of ALAN M. MECKLER, a New York resident, (“Lender”).

1.   Recitals.

Lender has made a loan (the “Loan”) to the Borrower and Mediabistro.com, Inc. as evidenced by a Promissory Note of even date herewith (the “Note”) from Borrower, Mediabistro.com, Inc. and Inside Network Inc. to Lender in the original principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

Borrower deems it to be in its direct pecuniary and business interests that Borrower obtain the Loan from the Lender.

Borrower understands that the Lender is willing to make the Loan to Borrower only upon certain terms and conditions, one of which is that Borrower grant to Lender a security interest in the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Loan and for other valuable consideration.

2.   Definitions.  Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Note shall have their respective meanings ascribed to them in the Security Agreement, and (b) unless otherwise defined in the Security Agreement, terms that are defined in the U.C.C. are used herein as so defined.  As used in this Agreement, the following terms shall have the following meanings:

“Assignment” means an Assignment in the form of Exhibit A attached hereto.

“Collateral” means, collectively, all of Borrower’s existing and future right, title and interest in, to and under (a) industrial designs, patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, and copyright registrations and other intellectual property or registrations, whether federal, state or foreign, including, but not limited to, those that are registered or pending; (b) common law trademark rights, copyrights, improvements, confidential information and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) all licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered and all other payments earned under contract rights relating to any of the foregoing; (f) all general intangibles and all intangible intellectual or similar property of Borrower connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; (h) all payments under insurance, including the returned premium upon any cancellation of insurance (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (i) Proceeds of any of the foregoing.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 8.1 hereof.

“ITU Application” shall mean a trademark application filed with the USPTO pursuant to 15 U.S.C. § 1051(b).

“Obligations” means, collectively, (a) all indebtedness and other obligations now owing or hereafter incurred by Borrower under the Note, and other Loan Documents, and includes the principal of and interest on the Loan; (b) each renewal, extension, consolidation or refinancing of the Note, in whole or in part; (c) all fees and other amounts payable to Lender pursuant to the Note or any other Loan Document; and (d) all Related Expenses.

“Security Agreement” means the Security Agreement of even date herewith from Borrower to Lender and granting the Lender a security interest in the Borrower’s existing or future personal property and other assets described therein.

“Trademark Act” shall mean the U.S. Trademark Act of 1946, as amended.

“USCO” means the United States Copyright Office in Washington, D.C.

“USPTO” means the United States Patent and Trademark Office in Washington D.C.

3.   Grant of Assignment and Security Interest.  In consideration of and as security for the full and complete payment of all of the Loan, Borrower hereby agrees that Lender shall at all times have, and hereby grants to Lender a security interest in all of the Collateral, including (without limitation) all of Borrower’s future Collateral, irrespective of any lack of knowledge by Lender of the creation or acquisition thereof.  Borrower, and Lender hereby acknowledge and agree that, with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would, under the Trademark Act, be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

4.   Representations and Warranties.  Borrower hereby represents and warrants to Lender as follows:

4.1.    Borrower owns all of the Collateral and, whether the same are registered or unregistered, no such Collateral has been adjudged invalid or unenforceable.

4.2.    The Collateral is valid and enforceable.

4.3.    Except as disclosed on Schedule A to this Agreement, Borrower has no knowledge of any material claim that the use of any of the Collateral does or may violate the rights of any Person.

4.4.    Except with regard to liens granted to Lender pursuant to that certain Security Agreement and IP Security Agreement dated May 29, 2009 by Borrower in favor of Lender, Borrower  is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by Borrower not to sue third Persons.

4.5.    Borrower has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms.

4.6.    Borrower has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a material adverse effect on the Borrower or its business, assets, liabilities or operations.

5.   Further Assignment Prohibited.  Borrower shall not enter into any agreement that is inconsistent with Borrower’s obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any license or sublicense with respect to, any of the Collateral, without Lender’s prior written consent, except in the ordinary course of business.  Absent such prior written consent, any attempted sale or license is null and void.

6.   Right to Inspect.  Upon reasonable notice to Borrower from Lender, Borrower hereby grants to Lender, and its employees and agents, the right, during regular business hours, to visit any location of Borrower or, if applicable, any other location, and to inspect the products and quality control records relating thereto at Borrower’s expense.

7.   Standard Patent and Trademark Use.  Borrower shall not knowingly use any material Collateral in any manner that would materially jeopardize the validity or legal status thereof.  Borrower shall comply with all patent marking requirements as specified in 35 U.S.C. §287.  Borrower shall use commercially reasonable efforts to conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, and SM where appropriate.

8.   Event of Default.

8.1.    Any of the following shall constitute an Event of Default under this Agreement:  (a) an Event of Default, as defined in the Note, shall occur under the Note; (b) any representation, warranty or statement made by Borrower in or pursuant to this Agreement, any Related Writing, or any Loan Document shall be false or erroneous in any material respect; or (c) Borrower shall fail or omit to perform or observe any agreement made by Borrower in or pursuant to this Agreement or in any Loan Document, and such failure or omission to perform or observe such agreement or other writing shall not have been fully corrected within thirty (30) days after the earlier of (i) any financial officer of Borrower becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to Borrower by Lender that the specified failure or omission is to be remedied.

8.2.    Borrower expressly acknowledges that Lender shall record this Agreement with the USCO and the USPTO, as appropriate.  Contemporaneously herewith, Borrower shall execute and deliver to Lender the Assignment, which Assignment shall have no force and effect and shall be held by Lender in escrow until the occurrence of an Event of Default; provided, that, anything herein to the contrary notwithstanding, the security interest granted herein shall be effective as of the date of this Agreement.  After the occurrence of an Event of Default, the Assignment shall immediately take effect upon certification of such fact by Lender in the form reflected on the face of the Assignment and Lender may, in its sole discretion, record the Assignment with the USCO and the USPTO, as appropriate, or in any appropriate office in any foreign jurisdiction in which such patent, trademark, copyright or other intellectual property interest is registered, or under whose laws such property interest has been granted.

8.3.    If an Event of Default shall occur and be continuing, Borrower irrevocably authorizes and empowers Lender to terminate Borrower’s use of the Collateral and to exercise such rights and remedies as allowed by law.  Without limiting the generality of the foregoing, after any delivery or taking of possession of the Collateral, or any portion thereof, pursuant to this Agreement, then, with or without resort to Borrower or any other third person, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender may, in its sole discretion, sell, assign, transfer and deliver any of the Collateral, together with the associated goodwill, or any interest that Borrower may have therein, at any time, or from time to time.  No prior notice need be given to Borrower or to any other third person in the case of any sale of Collateral that Lender determines to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Borrower no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made.  Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale.  At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases.  After deducting all Related Expenses related to the sale, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Loan, whether or not then due, in such order and by such division as Lender in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and the obligors on the Obligations shall remain liable for any deficiency.  In addition, Lender shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.

9.   Maintaining Collateral; Attorneys’ Fees, Costs and Expenses.  Borrower shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Borrower shall not be obligated to maintain any Collateral in the event Borrower determines, in the reasonable business judgment of Borrower, that the maintenance of such Collateral is no longer necessary in Borrower’s business.  Any and all fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys’ fees and legal expenses incurred by Lender in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Borrower, upon demand by Lender and, until so paid, shall be added to the principal amount of the Obligations.

10.   Borrower’s Obligation to Prosecute.  Except as otherwise agreed to by Lender in writing, Borrower shall have the duty to prosecute diligently any patent, trademark, service mark or copyright application pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts that are necessary or desirable to preserve and maintain all rights in the Collateral, including, but not limited to, payment of any maintenance fees except to the extent that failure to do so would not have a material adverse effect on the Borrower or its assets, liabilities, business or operations.  Any expenses incurred in connection with the Collateral shall be borne by Borrower.  Borrower shall not abandon any Collateral without the prior written consent of Lender, unless such abandonment will not have a material adverse effect on Borrower or such abandonment is in connection with the abandonment of a product or product line or service or service line.

11.   Lender’s Right to Enforce.  Borrower shall have the right to bring any opposition proceeding, cancellation proceeding or lawsuit in its own name to enforce or protect the Collateral.

12.   Power of Attorney.  Borrower hereby authorizes and empowers Lender, to make, constitute and appoint any officer or agent of Lender as Lender may select, in its exclusive discretion, as Borrower’s true and lawful attorney-in-fact, with the power to endorse, after the occurrence of an Event of Default, Borrower’s name on all applications, documents, papers and instruments necessary for Lender, to use the Collateral, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third party, or necessary for Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral, together with associated goodwill to a third party or parties.  Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall be irrevocable for the life of this Agreement.

13.   Lender’s Right to Perform Obligations.  If Borrower fails to comply with any of its obligations under this Agreement, Lender may, but is not obligated to, upon giving reasonable notice to Borrower, do so in Borrower’s name or in the name of Lender but at Borrower’s expense, and Borrower hereby agrees to reimburse Lender, upon request, in full for all expenses, including attorneys’ fees, incurred by Lender in protecting, defending and maintaining the Collateral.

14.   Additional Documents.  Borrower shall, upon written request of Lender, enter into such additional documents or instruments as may be required by Lender in order to effectuate, evidence or perfect the interest of Lender in the Collateral, as evidenced by this Agreement.

15.   New Collateral.  If, before the Obligations shall have been irrevocably paid in full, Borrower shall obtain rights to any new Collateral, the provisions of this Agreement hereby shall automatically apply thereto.

16.   Termination.  At such time as the Obligations shall have been irrevocably paid in full, and the Note terminated and not replaced by any other credit facility with Lender, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Lender shall execute and deliver to Borrower all deeds, assignments, and other instruments as may be necessary or proper to release Lender’s security interest in the Collateral and to re-vest in Borrower full title to the Collateral, subject to any disposition thereof that may have been made by Lender pursuant hereto.

17.   No Waiver.  No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.   Remedies Cumulative.  All of the rights and remedies of Lender with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

19.   Severability.  The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

20.   Modifications.  This Agreement may be amended or modified only by a writing signed by Borrower and Lender.  In the event that any provision of this Agreement is deemed to be inconsistent with any provision of any other document, other than the Note, the provisions of this Agreement shall control.

21.   Assignment and Successors.  This Agreement shall not be assigned by Borrower without the prior written consent of Lender.  This Agreement shall bind the successors and permitted assigns of Borrower and shall benefit the respective successors and assigns of Lender.  Any attempted assignment or transfer without the prior written consent of Lender shall be null and void.

22.   Notice.  All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature page of the Note, if to Lender, mailed or delivered to it, addressed to: Alan M. Meckler, 435 East 52nd Street, New York, New York 10022 or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties.  All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

23.   Governing Law; Submission to Jurisdiction.  The provisions of this Agreement and the respective rights and duties of Borrower and Lender shall be governed by and construed in accordance with New York law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in Manhattan, New York, over any action or proceeding arising out of or relating to this Agreement or any Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.  Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law

24.   Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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JURY TRIAL WAIVER.  BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER,  ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Intellectual Property Security Agreement as of the date first written above.

WEBMEDIABRANDS INC.

By:	/s/ Mitchell Eisenberg
Mitchell Eisenberg
Executive Vice President & General Counsel

EXHIBIT A
FORM OF ASSIGNMENT

THIS DOCUMENT SHALL BE HELD BY LENDER,  IN ESCROW PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE INTELLECTUAL PROPERTY SECURITY AGREEMENT (THE “AGREEMENT”), DATED AS OF NOVEMBER  ___, 2011, EXECUTED BY WEBMEDIABRANDS INC, A DELAWARE CORPORATION (“BORROWER”), IN FAVOR OF ALAN M. MECKLER (“LENDER”).  BY SIGNING IN THE SPACE PROVIDED BELOW, LENDER CERTIFIES THAT AN EVENT OF DEFAULT, AS DEFINED IN THE AGREEMENT, HAS OCCURRED AND THAT LENDER HAS ELECTED TO TAKE POSSESSION OF THE COLLATERAL, AS DEFINED BELOW, AND TO RECORD THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE OR THE UNITED STATES COPYRIGHT OFFICE, AS APPLICABLE, OR IN ANY APPROPRIATE OFFICE IN ANY FOREIGN JURISDICTION IN WHICH SUCH PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INTEREST IS REGISTERED, OR UNDER WHOSE LAWS SUCH PROPERTY INTEREST HAS BEEN GRANTED.  UPON RECORDING OF THIS DOCUMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE OR UNITED STATES COPYRIGHT OFFICE, AS APPLICABLE, OR IN ANY APPROPRIATE OFFICE IN ANY FOREIGN JURISDICTION IN WHICH SUCH PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INTEREST IS REGISTERED, OR UNDER WHOSE LAWS SUCH PROPERTY INTEREST HAS BEEN GRANTED, THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT.

____________________________________ Alan M. Meckler

ASSIGNMENT

WHEREAS, WEBMEDIABRANDS INC., a Delaware corporation (“Borrower”), is the owner of the Collateral, as hereinafter defined;

WHEREAS, Borrower has executed an Intellectual Property Security Agreement, dated as of November __, 2011 (as the same may from time to time be amended, restated or otherwise modified, the “Agreement”), in favor of ALAN M. MECKLER, (“Lender”), pursuant to which Borrower has granted to Lender a security interest in the Collateral as security for the Loan, as defined in the Agreement;

WHEREAS, the Agreement provides that the security interest in the Collateral is effective as of the date of the Agreement;

WHEREAS, the Agreement provides that this Assignment shall become effective upon the occurrence of an Event of Default, as defined in the Agreement, and Lender’s election to take actual title to the Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Borrower, its successors and assigns, subject to the limitations stated in the paragraph immediately following, does hereby transfer, assign and set over unto Lender, for the benefit of the Lender, and his successors, transferees and assigns, all of Borrower’s existing and future right, title and interest in, to and under (a) patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, and copyright registrations, whether federal, state or foreign; (b) common law trademark rights, copyrights, improvements and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) all licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered, and all other payments earned under contract rights, relating to any of the foregoing; (f) all general intangibles and all intangible intellectual or similar property of Borrower connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing;  (h) all payments under insurance, including the returned premium upon any cancellation of insurance, (whether or not Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (i) Proceeds of any of the foregoing (collectively, the “Collateral”), including, but not limited to, the Collateral listed on Schedule 1 hereto that is (i) registered in the United States Copyright Office in Washington, D.C., (ii) registered in the United States Patent and Trademark Office in Washington D.C. or that is the subject of pending applications in the United States Patent and Trademark Office, or (iii) registered or pending registration in any foreign jurisdiction.

This Assignment shall be effective only upon certification of Lender, as provided above, that (a) an Event of Default, as defined in the Agreement, has occurred, and (b) Lender has elected to take actual title to the Collateral.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer on November __, 2011.

WEBMEDIABRANDS INC. By:_______________________________ Name:_____________________________ Title:______________________________